EXHIBIT 99.1

Novelion Therapeutics Announces Subsidiary Aegerion Pharmaceuticals to Recapitalize Through Court Supervised Process In Which Amryt Pharma Plc Will Acquire 100% of Reorganized Stock of Aegerion

•                  Transaction is result of comprehensive capital structure and strategic review conducted independently by both Novelion’s and Aegerion’s Boards of Directors

•                  Aegerion will continue to make available to patients its two approved therapies, JUXTAPID® and MYALEPT®

•                  Novelion to receive approximately 10% of the equity of the combined company (subject to dilution) on account of its intercompany loan and cash payments from Aegerion related to past and future expenditures for shared services

Vancouver, BC, and Cambridge, MA, May 20, 2019 — Novelion Therapeutics Inc. (NASDAQ: NVLN) (Novelion), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases, announced today that its wholly-owned subsidiary Aegerion Pharmaceuticals, Inc. (Aegerion) has entered into a plan funding agreement (PFA) and a restructuring support agreement (RSA) that will result in Aegerion selling 100% of its reorganized stock to, and becoming a wholly-owned subsidiary of, Dublin-based Amryt Pharma Plc (Amryt).

The agreements, which will result in a recapitalization of Aegerion (the Recapitalization), are the result of the previously announced capital structure and strategic review undertaken independently by the Boards of Directors of Novelion and Aegerion, and a broad marketing process. The Recapitalization of Aegerion pursuant to the PFA and a proposed Chapter 11 plan of reorganization (the Plan) has been approved by Aegerion’s board and approved and recommended by the independent restructuring committee of Aegerion’s board.  Novelion’s board has approved Novelion’s entry into the RSA and support for Aegerion’s proposed Chapter 11 restructuring.

In conjunction with the Recapitalization, Aegerion has entered into the RSA with many of its key stakeholders, including Novelion, the holders of in excess of 67% of the 2.00% convertible notes issued by Aegerion due 2019 (Existing Convertible Notes) and the holders of 100% of the principal amount under Aegerion’s other indebtedness for borrowed money.

To facilitate the Recapitalization, Aegerion and its U.S. subsidiary Aegerion Pharmaceuticals Holdings, Inc. (the Debtors) have commenced cases in the United States Bankruptcy Court for the Southern District of New York (the Court) pursuant to Chapter 11 of the United States Code.  Aegerion will continue to operate in the ordinary course of business during the Chapter 11 process. The non-U.S. subsidiaries of Aegerion are not part of the Chapter 11 proceedings.

Certain Key Terms of the Recapitalization

The Recapitalization ascribes an enterprise value to Aegerion and Amryt of $395 million and $146 million, respectively, excluding cash and cash equivalents and subject to adjustment for accrued interest and certain payments that are due to the DOJ and the SEC. The key terms of the Recapitalization (the Restructuring Transactions), which are subject to Bankruptcy Court approval and other customary conditions, include the following:

•                  Amryt acquiring 100% of the outstanding new equity interests in recapitalized Aegerion;

•                  Ordinary equity of Amryt representing 61.4% of the outstanding ordinary equity of Amryt, after giving effect to the Restructuring Transactions but before giving effect to equity underlying the New Convertible Notes, the Deal Equity Raise (each as described below), ordinary shares that may be issuable in satisfaction of the CVR (described below) if the relevant milestones are achieved, and equity that is reserved for issuance under any management equity compensation plan adopted by Amryt, will be distributed to certain existing creditors of Aegerion in complete or partial satisfaction of their claims, including in partial satisfaction of the claims of the holders of the Existing Convertible Notes and in complete satisfaction of Novelion’s approximately $36 million claims on account of the Intercompany Loan;

•                  Pre-Recapitalization shareholders of Amryt continuing to own 38.6% of the outstanding ordinary equity of Amryt, after giving effect to the Restructuring Transactions but before giving effect to equity underlying the New Convertible Notes, the Deal Equity Raise, and any equity issued on account of the CVRs and under any management equity compensation plan adopted by Amryt;

•                  The equity interests of Aegerion held by Novelion being terminated;

•                  Aegerion issuing $125 million of new 5% convertible notes (the New Convertible Notes). The New Convertible Notes will be issued to certain existing creditors of Aegerion in satisfaction of their claims (and not for cash), including in satisfaction of a portion of the Existing Convertible Notes, the approximately $22 million of “Roll Up Debt” under the Aegerion’s existing bridge loan facility, and any amounts drawn down under Aegerion’s DIP Financing (defined below) that are not otherwise satisfied in cash at the closing of the Restructuring Transactions;

•                  Aegerion’s existing Bridge Loan in the original principal amount of $50 million, held by certain funds managed by Athyrium Capital Management, LP (Athyrium) and Highbridge Capital Management, LLC (Highbridge), as well as Amryt’s existing approximately €20 million (in principal) of secured debt, will be converted into new first-lien secured debt of Amryt and Aegerion, which will have a cash interest rate of 6.5% per annum and an additional 6.5%  PIK (Paid in Kind) interest rate and mature five years from the closing date of the Restructuring Transactions;

•                  Amryt shareholders prior to the consummation of the Restructuring Transactions will receive a contingent value right (CVR) entitling them to receipt of proceeds of up to $85 million upon the occurrence of certain milestones related to the regulatory approval and commercialization of AP 101, its late-stage development product candidate, with such payments to be made in loan notes or ordinary shares, at the election of its board;

•                  In connection with the closing of the Restructuring Transactions, Amryt plans to raise $60 million through the issuance of new equity of Amryt (the Deal Equity Raise). The proceeds from the Deal Equity Raise will be used as provided in the Plan to pay certain expenses and for general corporate purposes.  The new equity will be priced at a 20 percent discount to Amryt’s implied valuation pro forma to the Restructuring Transaction with $18 million of the new equity offered to certain Amryt investors and $42 million to certain creditors of Aegerion on a pro rata basis, including Novelion.  Certain of Aegerion bondholders, including Athyrium, Highbridge, UBS and Whitebox, have agreed to purchase any unsubscribed portion of the new equity;

•                  Aegerion intends to, and the Plan provides that Aegerion will, continue to fully honor all obligations to the U.S. Department of Justice, the U.S. Securities and Exchange Commission and other U.S. and state government agencies and courts, which obligations will not be impaired by the Restructuring Transactions;

•                  Aegerion intends to continue to pay all trade and other ordinary operating expenses that arise during the course of the Chapter 11 cases and, upon consummation of the Restructuring Transactions, repay 100% of any allowed trade claims outstanding as of the Chapter 11 filing;

•                  Under the terms of the PFA, following the approval by the Court of certain provisions of the PFA, Aegerion and its advisors will have a 55-day period to solicit alternative transactions that are superior, from a financial point of view, to the Restructuring Transactions.  Subject to the limitations of the PFA¸ Aegerion is also entitled to respond to unsolicited proposals if Aegerion determines that such proposals are reasonably likely to result in a superior transaction.  Aegerion is entitled to terminate the PFA in order to enter into a superior transaction, provided that it reimburses Amryt for costs and expenses incurred in connection with the Restructuring Transactions (with a cap of $4,000,000) at the time of termination and pays a termination fee of $11,850,000 upon the consummation of the superior transaction. Approximately 34.3% of Amryt’s existing shareholders have committed to supporting the Restructuring Transactions through written undertakings.

•                  The Debtors expect to enter into a $20 million super-priority debtor-in-possession multi-draw term loan facility (the DIP Financing) with Athyrium and Highbridge on terms and conditions set forth in the DIP credit agreement and proposed DIP order filed with the

Court. Upon approval by the Court and the satisfaction of the conditions set forth in the DIP credit agreement, the DIP Financing will provide the Debtors with liquidity that will be used to support the Restructuring Transactions.  Any portion of the DIP Financing that is drawn and not repaid in cash upon the closing of the Restructuring Transactions will be converted into a portion of the $125 million of New Convertible Notes discussed above. The Debtors have also negotiated with their existing secured lenders the terms of consensual use of cash collateral during the pendency of the Chapter 11 cases.

The Recapitalization and business combination between Aegerion and Amryt is expected to create a global rare disease company with a diversified commercial and clinical-stage portfolio with growing commercial assets and multiple late stage product candidates. The development pipeline includes Amryt’s AP101 product candidate currently in Phase III development for epidermolysis bullosa (EB), as well as additional potential indications for Aegerion’s products, including metreleptin as a potential treatment for partial lipodystrophy (PL) in the U.S., which is already approved in Europe, and lomitapide as a potential treatment for familial chylomicronemia syndrome (FCS).

“The combination of Amryt and Aegerion will create a financially stronger and well-capitalized rare disease company with two commercial products and a pipeline of late stage rare disease products. Amryt’s executive management team has the depth of experience to commercialize Aegerion’s marketed products, as demonstrated by its ability to grow sales of LOJUXTA® in the European market, to develop and, if approved, commercialize Amryt’s late stage product candidate, AP101, and to pursue additional potential indications for metreleptin and lomitapide,” said Ben Harshbarger, Novelion’s Interim Chief Executive Officer. “With the opportunity to leverage synergies between the two companies to reduce overlap in expenses and eliminate the intercompany royalties through the existing LOJUXTA licensing agreement among the two companies, we believe these transactions create a compelling growth story and value creation opportunity for Aegerion and its stakeholders, including Novelion.”

“The acquisition of Aegerion accelerates our ambition to become a global leader in treating rare conditions where there is a high unmet medical need,” commented Joe Wiley, Chief Executive Officer of Amryt. By delivering two substantial revenue-generating products and an enhanced pipeline of promising development opportunities, this will significantly strengthen our growth in highly attractive markets globally. Amryt has a unique insight into both Aegerion and its products, through our commercial success with LOJUXTA and given that many of our senior management team previously worked at Aegerion.”

Impact on Novelion

Novelion has agreed to enter into the RSA and support Aegerion’s proposed Chapter 11 plan, which Novelion believes will avoid value destructive potential litigation with Aegerion, its other secured lenders and the majority holders of the Existing Convertible Notes, including as it may relate to challenges to Novelion’s intercompany secured loan and the terms that Aegerion could impose or

“cram down” on Novelion through a Chapter 11 plan that Novelion did not support.  Under the proposed plan, Novelion’s existing approximately $36 million intercompany secured loan to Aegerion (the Intercompany Loan) will be allowed in full and will receive a distribution of equity under Aegerion’s plan of reorganization representing approximately 10.1% equity ownership of Amryt on a pro forma basis, prior to any dilution from equity to be issued in connection with Deal Equity Raise, upon conversion of the New Convertible Notes, ordinary shares that may be issuable in satisfaction of the CVR if the relevant milestones are achieved, and equity that is reserved for issuance under any management equity compensation plan adopted by Amryt. After taking into account the new Amryt equity anticipated to be issued in connection with the Deal Equity Raise, Novelion is projected to own approximately 8.1% of Amryt.  Novelion’s treatment under the plan on account of its intercompany loan represents an approximately 84% recovery and the equity received will be freely transferable.  Also, Novelion has the right to subscribe to purchase its pro rata share of the $42 million of new equity being offered to Aegerion’s creditors, which are priced at a 20 percent discount to Amryt’s implied Recapitalization valuation.  Due to Novelion’s liquidity position, however, it is unlikely that Novelion will exercise that right in full or at all.

In addition, the Debtors entered into shared services agreements with Novelion and Novelion Services USA, Inc., a subsidiary of Novelion, dated as of December 1, 2016, but effective as of November 29, 2016 (the Shared Services Agreements), pursuant to which the Debtors provide to Novelion and Novelion provides to the Debtors, certain services, including, but not limited to administrative support, human resources, information technology support, accounting, finance, and legal services. In connection with the execution of the RSA and to facilitate the restructuring, the Debtors and Novelion negotiated and executed an amendment to the Shared Services Agreements (together, the Amended Shared Services Agreements), which modified the Shared Services Agreements to provide, among other things, for Aegerion to make certain cash payments to Novelion on account of certain services Novelion provided or will provide to Aegerion.  Pursuant to the Amended Shared Services Agreement, Aegerion has made a payment to Novelion of approximately $3.1 million and has committed to make additional cash payments of up to approximately $2 million. Amended Shared Services Agreements provide Novelion with greater and more certain recoveries from Aegerion for the critical shared services Novelion provides.

Novelion will retain its existing cash balances, public listing and net operating loss (NOL) carryforwards (subject to applicable tax laws).  The value, if any, of such listing and NOL carryforwards are unknown at this time.

As a result of the valuation of Aegerion and its outstanding debts, Novelion is not receiving any consideration under Aegerion’s plan on account of its equity in Aegerion.  Those existing equity interests are being cancelled under Aegerion’s Chapter 11 plan and Aegerion is issuing new equity interests to Amryt in exchange for the consideration to be paid under the PFA.  Because its equity interests are being cancelled for no consideration under the Chapter 11 plan, Novelion is deemed to reject the plan in its capacity as a shareholder. By operation of U.S. bankruptcy law, however,

Aegerion’s plan may be confirmed and consummated notwithstanding the deemed rejection by Novelion as its sole equity holder.

In furtherance of its duty to maximize value for its shareholders, the board of directors of Novelion, together with its management team and legal and financial advisors, is evaluating post-closing plans with respect to Novelion, including a potential wind-up of Novelion and a distribution of assets to shareholders, and recommendations related to same will be communicated to shareholders in due course.

Aegerion Chapter 11 Cases

As described above, to facilitate the Recapitalization, concurrent with the PFA and RSA, the Debtors filed for Chapter 11 protection.  Aegerion will continue to operate in the ordinary course of business during the Chapter 11 cases. Novelion and non-U.S. Aegerion subsidiaries are not debtors in these Chapter 11 cases.

Importantly, during the pendency of the Chapter 11 cases, Aegerion intends to:

•                  continue to make available to patients its two approved therapies, JUXTAPID and MYALEPT;

•                  continue to pay all trade and other ordinary course operating expenses during the course of the Chapter 11 cases and, upon consummation of the Recapitalization, repay 100% of any allowed trade claims; and

•                  continue to pay and provide all ordinary course compensation and benefits to its existing employees, without any impairment, delay, adjustment or changes.

Amryt Listing, Board of Directors and Management

(1) Amryt will continue to be listed on the AIM market of the London Stock Exchange. Following the Recapitalization, Amryt’s global headquarters will be in Dublin, Ireland and its U.S. headquarters will be in the Cambridge, Massachusetts area.

Upon the closing of the Recapitalization, Amryt will designate three members to its board, including CEO Joe Wiley, and Athyrium and Highbridge will designate two members each to the board. The Chairperson of the Board will be appointed by Amryt and will be unaffiliated with Amryt, Novelion or Aegerion.  Amryt will continue to be led by its executive team, which will be supplemented by certain Aegerion executives on both a transitional and permanent basis. Amryt executives have significant experience in the development and commercialization of rare disease products, including specific knowledge of Aegerion’s products through its licensing relationship for LOJUXTA® in the EU. In addition, certain Amryt executives, including Chief Medical Officer Mark Sumeray and Chief Commercial Officer David Allmond, are former members of Aegerion’s executive team.

(1) Note: The announcement will lead to suspension. Following publication of the admission document, the larger Amryt Group will be listed on the AIM market.

Closing Conditions and Timing

The consummation of the Recapitalization is subject to a number of closing conditions, including approval by Amryt’s shareholders, approval of the independent Amryt shareholders in connection with the whitewash waiver granted by the UK Panel on Takeovers and Mergers, re-admission of Amryt’s ordinary shares for trading on AIM, confirmation of the Aegerion plan of reorganization by the Bankruptcy Court, and other customary closing conditions.

The parties expect the transaction to close in the late third or early fourth calendar quarter of 2019.

Advisors

Evercore acted as financial advisor and Goodwin Procter LLP and Norton Rose Fulbright Canada LLP acted as legal advisors to Novelion. Moelis & Company LLC acted as financial and restructuring advisor, AP Services, LLC acted as financial advisor and chief restructuring officer, and Willkie Farr & Gallagher LLP acted as legal advisor to Aegerion. Ducera Partners LLC acted as financial advisor and Latham & Watkins LLP and King & Spalding LLP acted as legal advisors to the ad hoc group of convertible noteholders.

Additional details, including copies of the PFA, RSA and other agreements, will be contained in Current Report on Form 8-K that Novelion intends to file with the Securities and Exchange Commission  (www.sec.gov).   Investors are encouraged to read the Current Report on Form 8-K and the agreements filed therewith, and the foregoing summary of the Recapitalization is qualified in its entirety by reference thereto.

Conference Call Details

Amryt Management will host a conference call for analysts today at 1330 BST (0830 EDT). Dial in details:

Conference ID: 3387304

From the UK/International: +44 (0) 2071 928000 / 0800 376 7922

From Ireland: (01) 431 9615 / 1800 936148

From the US: +1 631 510 7495 / 1 866 966 1396

A recording of the call will be available from 18.30 (BST) today, please email ir@amrytpharma.com for access details.

About Novelion Therapeutics

Novelion, through its subsidiary Aegerion Pharmaceuticals, is a global biopharmaceutical company dedicated to developing and commercializing therapies that deliver new standards of care for people living with rare diseases. With a global footprint and an established commercial portfolio, including MYALEPT® (metreleptin) and JUXTAPID® (lomitapide), our business is supported by differentiated treatments that treat severe and rare diseases.

About Amryt

Amryt is a biopharmaceutical company focused on developing and delivering innovative new treatments to help improve the lives of patients with rare or orphan diseases.

LOJUXTA® is an approved treatment for adult patients with the rare cholesterol disorder - Homozygous Familial Hypercholesterolaemia (“HoFH”). This disorder impairs the body’s ability to remove low density lipoprotein (“LDL”) cholesterol (“bad” cholesterol) from the blood, typically leading to abnormally high blood LDL cholesterol levels in the body from before birth - often ten times more than people without HoFH - and subsequent aggressive and premature narrowing and blocking of blood vessels.  LOJUXTA® is indicated as an adjunct to a low-fat diet and other lipid-lowering medicinal products with or without LDL apheresis in adult patients with HoFH.

Amryt is the marketing authorisation holder and has an exclusive license to sell LOJUXTA® across the European Economic Area, Middle East and North Africa, Switzerland, Turkey, Israel, Russia, the Commonwealth of Independent States and the non-EU Balkan states.

Amryt’s lead development candidate, AP101, is a potential treatment for Epidermolysis Bullosa (“EB”), a rare and distressing genetic skin disorder affecting young children and adults for which there is currently no treatment.  It is currently in Phase 3 clinical trials and recently reported positive unblinded interim efficacy analysis results and is anticipated will be fully enrolled by end of H2 2019. The European and US market opportunity for EB is estimated to be in excess of $1 billion.

In March 2018, Amryt in-licenced a pre-clinical gene-therapy platform technology, AP103, which offers a potential treatment for patients with Recessive Dystrophic Epidermolysis Bullosa, a subset of EB, and is also potentially relevant to other genetic disorders.

For more information on Amryt, please visit www.amrytpharma.com.

Forward-Looking Statements and Risk Factors

Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding beliefs about, and expectations for, plans to undertake a comprehensive restructuring of Aegerion Pharmaceuticals, the proposed transaction between Aegerion Pharmaceuticals and Amryt, including the key terms, expected ownership, benefits of the proposed transaction to Novelion’s and Aegerion’s stakeholders, expected closing and performance of the combined company, and the RSA are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, Novelion’s and Aegerion’s ability to meet immediate operational needs and obligations, as well as long-term obligations; Novelion’s and Aegerion’s ability to continue as a going concern; the possibility that the restrictions in and other terms of Aegerion’s loan arrangements could have a negative impact on Novelion’s business and its shareholders (whose interests may not be aligned, and may be in conflict, with those of Aegerion’s holders of convertible notes and other lenders); whether Aegerion will be able to successfully complete the Restructuring Transactions; that Novelion will not realize the benefits of the Restructuring Transactions; potential adverse effects of the Chapter 11 cases; the Debtors ability to obtain timely approval by the Court with respect to motions filed in the Chapter 11 cases; objections to the Restructuring Transactions, DIP Financing or other pleadings filed that could protract the Chapter 11 cases;  the effects of the bankruptcy petitions on Novelion and on the interest of various constituents, including holders of Novelion’s common stock; the Court’s ruling in the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process; Novelion’s ability to maintain its listing status on Nasdaq (the failure of which would constitute an event of default under Aegerion’s loan arrangements), as well as those risks identified in Novelion’s filings with the Commission, including under the heading “Risk Factors” in Novelion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent filings with the Commission, all of which are available on the Commission’s website at www.sec.gov.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be an appropriate subject of reliance for other purposes.

Investors and others should note that we communicate with our investors and the public using the Novelion website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, Commission filings, press releases, public conference call transcripts and webcast transcripts. The information that we post on this website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda (Murphy) Cray, Director, Investor Relations & Corporate Communications
Novelion Therapeutics Inc.

857-242-5024
amanda.cray@novelion.com